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                                                                    EXHIBIT 23.3


The Meridian Resource Corporation
1401 Enclave Parkway, Suite 300
Houston, TX 77077


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2004, relating to the consolidated financial statements of Meridian Resource Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

Houston, TX
June 3, 2004